UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

pursuant to Section 13 or 15(d) of The Securities Act of 1934

Date of Report (Date of earliest event reported): June 10, 2019

Turner Valley Oil & Gas, Inc.

(Exact name of Registrant as specified in its charter)

Commission File Number: 0-30891

Nevada	91-1980526
(Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

1600 West Loop South, Suite 600, Houston, Texas 77027

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: 1-713-588-9453

INTRODUCTION

This Registrant (Reporting Company) has elected to refer to itself, whenever possible, by normal English pronouns, such as "We", "Us" and "Our". This Form 8-K may contain forward-looking statements. Such statements include statements concerning plans, objectives, goals, strategies, future events, results or performance, and underlying assumptions that are not statements of historical fact. This document and any other written or oral statements made by us or on our behalf may include forward-looking statements which reflect our current views with respect to future events or results and future financial performance. Certain words indicate forward-looking statements, words like "believe", "expect", "anticipate", "intends", "estimates", "forecast", "projects", and similar expressions.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Mr. Norm Pokutylowicz replacing Stephen Helm as Chief Executive Officer, effective June 1, 2019. Stephen Helm will remain as Chairman of the Board of Directors.

Item 7.01. Regulation FD Disclosure.

The Company intends to issue a press release on June 10, 2019 discussing its appointment of Mr. Norm Pokutylowicz to the position of Chief Executive Officer. A copy of this press release is provided herein as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description

99.1	Press release issued by the Company on June 11, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, this Form 8-K has been signed below by the following person(s) on behalf of the Registrant and in the capacity and on the date indicated.

Dated: June 10, 2019

Turner Valley Oil and Gas, Inc.

By: /s/ Steve Helm

Steve Helm, Chairman